Exhibit 10.81

THE SECURITIES PURCHASED BY THIS PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND TRANSFER OF THE SECURITIES IS RESTRICTED BY THE TERMS OF THIS PURCHASE AGREEMENT, THE COMPANY’S AMENDED AND RESTATED OPERATING AGREEMENT AND BY APPLICABLE LAW.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Purchase Agreement”) is made by and between Investview Financial Group Holdings, LLC, a Delaware limited liability company (the “Company”), Investview, Inc., a Nevada corporation (“Investview”), and each of the Purchasers listed on Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”), as of March 22, 2021. In this Purchase Agreement, the Company, Investview and each Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the terms of the Limited Liability Company Agreement, dated as of March 22, 2021 (the “Operating Agreement”) among the members of the Company, the Company may issue “Class B Units,” which are exchangeable into shares of the Common Stock of Investview pursuant to the terms set forth therein (the “Conversion Shares”); and

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell to such Purchaser, that number of Class B Units (the “Interests”) set forth across from such Purchaser’s name on Schedule A, pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Purchase of Interests.

(a) Subject to the terms and conditions of this Purchase Agreement, each Purchaser hereby irrevocably agrees to purchase such Purchaser’s respective Interests in exchange for the Consideration (as defined below) to be delivered by such Purchaser, and otherwise upon the terms and conditions set forth herein (the “Purchase”). The Interests being purchased under this Purchase Agreement are also referred to herein collectively as the “Securities.” The rights and preferences of the Interests are as set forth in the Operating Agreement.

(b) As “Consideration” for the purchase and sale of the Securities, each Purchaser hereby irrevocably agrees to contribute, transfer and assign to the Company all of such Purchaser’s right, title and interest in and to the membership or other equity interests of LevelX Capital LLC (“LevelX Capital”) with full title guarantee as of the date hereof (the “LevelX Capital Contribution”), which membership or other equity interests of LevelX Capital transferred by all of the Purchasers shall in the aggregate represent all one-hundred percent of the membership or other equity interests of LevelX Capital; provided that, for the avoidance of doubt, the LevelX Capital Contribution includes the LevelX Capital LLC’s BD Net-Capital Account, which shall hold no less than $500,000 as of the Closing. The equity interests of LevelX Capital to be transferred by each Purchaser are set forth opposite such Purchaser’s name on Schedule A.

The purchase of Interests involves significant risks, as more fully set forth on Appendix A of this Purchase Agreement.

2. Conditions Precedent to Closing; Closing.

(a) The Company’s obligation to proceed to the closing of the transactions contemplated hereby (the “Closing”) is subject to the fulfillment, or waiver by the Company, on or prior to the Closing of each of the following:

(i) each Purchaser shall be ready and able to proceed to the Closing;

(ii) SSA Technologies, LLC (“SSA”) shall have executed this Purchase Agreement on or before March 22, 2021;

(iii) SSA shall have complied with the provisions of Section 6(f) and the Apex Conditions shall have been met within the time period set forth in Section 6(f);

(iv) FINRA shall have provided written approval of the change in ownership contemplated by this Purchase Agreement pursuant to FINRA Rule 1017;

(v) the Purchasers shall have delivered audited financial statements compliant with the requirements of Regulation S-X with respect to LevelX Capital (the “Audit”);

(vi) each Purchaser shall have delivered an executed joinder or signature page to the Operating Agreement;

(vii) each Purchaser shall have delivered a copy of that certain Registration Rights Agreement, by and among the Company and the other parties thereto (the “Registration Rights Agreement”), executed by such Purchaser;

(viii) each Purchaser shall have delivered an executed Lock-Up Agreement with respect to the Conversion Shares;

(ix) each Purchaser shall have delivered certificate(s), if any, evidencing all of such Purchaser’s membership or other equity interests in LevelX Capital and executed stock powers irrevocably assigning such certificate(s) and associated interests to the Company;

(x) the representations and warranties of each Purchaser contained in Section 5 of this Purchase Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and each Purchaser shall have complied with all of its obligations in this Purchase Agreement;

(xi) each Purchaser shall have delivered a certificate, duly executed by an authorized executive officer of such Purchaser (or, in the case of an individual Purchaser, such Purchaser), dated as of the Closing Date, certifying that the conditions specified in Section 2(a)(x) have been fulfilled; and

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(xii) each Purchaser shall have delivered any other reasonable documents, instruments or agreements requested by the Company to consummate the transactions contemplated by this Purchase Agreement.

(b) The Purchasers’ obligation to proceed to the Closing is subject to the fulfillment, or waiver by the Purchasers, on or prior to the Closing of each of the following:

(i) the Parties shall have executed this Purchase Agreement on or before March 22, 2021;

(ii) the Company shall have delivered a fully executed copy of the Operating Agreement;

(iii) the Company shall have delivered a copy of the Registration Rights Agreement, executed by the Company;

(iv) the Company shall have delivered a certificate evidencing each Purchaser’s ownership of such Purchaser’s respective Interests;

(v) the representations and warranties of the Company and Investview contained in Sections 3 and 4, respectively, of this Purchase Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and each of the Company and Investview shall have complied with all of its obligations under this Purchase Agreement; and

(vi) the Company shall have delivered a certificate, duly executed by an authorized executive officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 2(b)(v) have been fulfilled.

(c) The Closing shall take place virtually at 10:00 a.m., Eastern Standard Time, on the fifth business day after the date on which the conditions set forth in subsections (a) and (b) of this Section 2 are fulfilled or waived or on such other date or time as the Parties may otherwise mutually agree in writing (the “Closing Date”); provided that if the Closing has not occurred prior to the date that is nine months from the date hereof, this Purchase Agreement may be terminated by the Company in its sole discretion, unless the failure of the Company to fulfill the conditions set forth in Section 2(b) hereof, or the breach by the Company of any of its obligations hereunder, has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

3. Representations and Warranties of the Company. The Company hereby represent and warrant to the Purchasers as follows:

(a) Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, to execute and deliver this Purchase Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

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(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Purchase Agreement has been duly authorized by all necessary limited liability company action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Purchase Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authorization; Enforcement. (A) the Company has all requisite limited liability company power and authority to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby, to issue the Interests in accordance with the terms hereof, and (B) the execution and delivery of this Purchase Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s manager and no further consent or authorization is required, this Purchase Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind the Company accordingly.

(d) Capitalization. The capitalization of the Company as of immediately following the Purchase (which capitalization shall reflect the closing of the transactions contemplated by any other agreements to purchase Class B Units currently outstanding) is attached hereto as Exhibit B.

(e) Validity. This Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f) No Broker Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement or related documents based on any arrangement or agreement binding upon the Company. The Company will indemnify and hold the Purchasers harmless against any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim caused by or resulting from any action or omission by Company in violation of this Section 3(f).

4. Representations and Warranties of Investview. Investview hereby represents and warrants to the Purchasers as follows:

(a) SEC Reports. Investview has timely filed all of the reports, schedules, forms, statements and other documents required to be filed by Investview with the SEC pursuant to the reporting requirements of the 1934 Act (the “SEC Reports”). The SEC Reports, at the time they were filed with the SEC, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b) Independent Accountants. The accountants who certified the audited consolidated financial statements of Investview included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.

(c) Financial Statements; Non-GAAP Financial Measures.

(i) The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, present fairly, in all material respects, the financial position of Investview and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Investview and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

(ii) Except as specifically set forth in the financial statements included in Investview’s Form 10-K for the fiscal year ended March 31, 2020 and the financial statements included in Investview’s Form 10-Q for each of the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, Investview has no liability or obligation, absolute or contingent, including without limitation any indebtedness, except (i) obligations and liabilities incurred after the date of such financial statements in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with general accepted accounting principles.

(d) No Material Adverse Change in Business. Since March 31, 2020, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Investview and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), there have been no transactions entered into by Investview or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Purchase Agreement, which are material with respect to Investview and its subsidiaries considered as one enterprise, and there has been no dividend or distribution of any kind declared, paid or made by Investview on any class of its capital stock.

(e) Good Standing of Investview. Investview has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as disclosed in the SEC Reports and to enter into and perform its obligations under this Purchase Agreement; and Investview is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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(f) Good Standing of Subsidiaries. Each “significant subsidiary” of Investview, as such term is defined in Rule 1-02 of Regulation S-X (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Investview, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(g) Capitalization; Issuance of Shares.

(i) Investview has an authorized capitalization as set forth in the SEC Reports. The outstanding shares of capital stock of Investview have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of Investview were issued in violation of the preemptive or other similar rights of any securityholder of Investview which have not been waived. The Conversion Shares are duly authorized and reserved for issuance and, upon exchange of the Interests upon their redemption in accordance with their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Investview and will not impose personal liability upon the holder thereof.

(ii) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Investview of any shares of its capital stock other than the rights of redemption of the Class B Units in exchange for Conversion Shares. No stock plan, stock purchase, stock option or other agreement or understanding between Investview and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by Investview; (iii) the transactions contemplated hereby; or (iv) the occurrence of any other event or combination of events.

(h) Validity. This Purchase Agreement has been duly authorized, executed and delivered by Investview and constitutes a valid and binding obligation of Investview, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(i) Authorization; Enforcement. (A) Investview has all requisite corporate power and authority to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby and thereby, to issue the Conversion Shares in accordance with the terms hereof and of the Operating Agreement, and (B) the execution and delivery of this Purchase Agreement by Investview and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by Investview’s Board of Directors and no further consent or authorization of Investview, its Board of Directors, or its shareholders is required, this Purchase Agreement has been duly executed and delivered by Investview by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind Investview accordingly.

(j) Absence of Violations, Defaults and Conflicts. Neither Investview nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Investview or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of Investview or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in liability to Investview in excess of $50,000, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over Investview or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in liability to Investview in excess of $50,000. The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Conversion Shares) and compliance by Investview with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or result in the creation or imposition of, any lien, charge or encumbrance upon any properties or assets of Investview or any subsidiary pursuant to, the Agreements and Instruments, or require notice to or consent of any party to any agreement or commitment to which Investview is a party that has not been obtained, nor will such action result in any violation of (i) the provisions of the articles of incorporation, bylaws or similar organizational document of Investview or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.

(k) Absence of Labor Dispute. No labor dispute with the employees of Investview or any of its subsidiaries exists or, to the knowledge of Investview, is imminent, and Investview is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

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(l) Absence of Proceedings. Except as set forth on Disclosure Schedule 4(l), there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of Investview, threatened, against or affecting Investview or any of its subsidiaries, which would reasonably be expected to result in a liability in excess of $50,000, or which would reasonably be expected to adversely affect the consummation of the transactions contemplated in this Purchase Agreement or the performance by Investview of its obligations hereunder. The foregoing includes, without limitation, actions pending or, to Investview’s knowledge, threatened involving the prior employment of any of Investview’s employees, their use in connection with Investview’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Investview is not a party or, to its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, and no notice under, or consent pursuant to, any Agreements and Instruments, is necessary or required for the performance by Investview of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder or the consummation of the transactions contemplated by this Purchase Agreement, except such as have been already obtained.

(n) Possession of Licenses and Permits. Investview and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by Investview, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Investview and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. No Governmental License has expired, terminated or been suspended and no Governmental License will expire, terminate or be suspended within 90 days. Neither Investview nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o) Title to Property. Investview and its subsidiaries do not own any real property. Investview and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such restrictions and encumbrances as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Investview or any of its subsidiaries; and all of the leases and subleases material to the business of Investview and its subsidiaries, considered as one enterprise, and under which Investview or any of its subsidiaries holds properties, are in full force and effect, and neither Investview nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Investview or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of Investview or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(p) Intellectual Property. Investview and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights, and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future and, to the knowledge of Investview, neither Investview nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of Investview or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither Investview nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports or as otherwise currently conducted, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. Investview knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to Investview or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. Investview and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property employed by Investview or its subsidiaries has been obtained or is being used by Investview or its subsidiaries in violation of any contractual obligation binding on Investview or any of its subsidiaries or, to the knowledge of Investview, any of their respective officers, directors or employees. All Intellectual Property owned or exclusively licensed by Investview or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business). Investview and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has Investview or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property or which would reasonably be expected to result in a Material Adverse Effect.

(q) Investview IT Systems. Investview and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of Investview and its subsidiaries (the “Investview IT Systems”). The Investview IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of Investview and its subsidiaries as currently conducted. Investview and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

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(r) Cybersecurity. (A) There has been no security breach or other compromise of or relating to the Investview IT Systems; (B) Investview has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Investview IT Systems; (C) Investview and its subsidiaries have implemented policies and procedures with respect to the Investview IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) Investview and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Investview IT Systems and to the protection of the Investview IT Systems from unauthorized use, access, misappropriation or modification.

(s) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither Investview nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) Investview and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of Investview, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against Investview or any of its subsidiaries and (D) to the knowledge of Investview, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting Investview or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(t) Accounting Controls and Disclosure Controls. Except as set forth in Investview’s SEC Reports, Investview and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Investview’s most recent audited fiscal year, there has been (1) no material weakness in Investview’s internal control over financial reporting (whether or not remediated) and (2) no change in Investview’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, Investview’s internal control over financial reporting.

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(u) Compliance with the Sarbanes-Oxley Act. Investview is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which Investview is required to comply.

(v) Payment of Taxes. All United States federal income tax returns of Investview and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against Investview. Investview and its subsidiaries have filed all other tax returns that are required to have been filed by them or have timely requested extensions thereof pursuant to applicable foreign state, local or other law and have paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by Investview and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by Investview or its subsidiaries. The charges, accruals and reserves on the books of Investview in respect of any income and corporation tax liability for any years not finally determined have been determined in accordance with GAAP and are reasonably expected by Investview to be adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.

(w) ERISA. (i) At no time in the past six years has Investview or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which Investview or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA, (ii) no “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other post-termination benefits except to the extent such benefit is fully insured or as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and no event has occurred and no facts or circumstances exist that could reasonably be expected to result in the loss of qualification or tax exemption of any such Employee Benefit Plan. With respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law. Investview does not have any obligations under any collective bargaining agreement with any union. As used in this Section 4(w), “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all equity and equity-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director, independent contractor or other service provider of Investview or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by Investview or any of the Subsidiaries or (y) Investview or any of the Subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o), with respect to any Person, each business or entity under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America and which is not subject to United States law.

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(x) Insurance. Investview and its subsidiaries carry or are entitled to the benefits of insurance, with what Investview reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. Investview has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that is comparable to its existing cost.

(y) Investment Company Act. Investview is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(z) No Unlawful Payments. None of Investview, any of its subsidiaries or, to the knowledge of Investview, any director, officer, agent, employee, affiliate or other person acting on behalf of Investview or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation of any applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable anti-corruption laws, and Investview and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(aa) Compliance with Anti-Money Laundering Laws. The operations of Investview and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving Investview or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Investview, threatened.

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(bb) No Conflicts with Sanctions Laws. None of Investview, any of its subsidiaries or, to the knowledge of Investview, any director, officer, agent, employee, affiliate or other person acting on behalf of Investview or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Investview or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and Investview will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.

(cc) Private Placement. Neither Investview nor its subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Purchase Agreement. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 5 hereof, the issuance of the Securities, including the issuance of the Conversion Shares, is exempt from registration under the 1933 Act.

(dd) Transactions with Affiliates. Neither Investview nor any of its subsidiaries is a party to any agreement, written or oral, to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its employees, officers, directors, former employees, officers or directors, or affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to Investview or such subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and which has been disclosed in writing to the Purchasers. Neither Investview nor any of its subsidiaries has liability or obligation, absolute or contingent, including without limitation any indebtedness, to any of its employees, officers, directors, former employees, officers or directors, or affiliates, except (i) current employee compensation payable in the ordinary course for amounts which have not accrued more than 30 days or as disclosed in writing to the Purchasers.

5. Representations and Warranties of Purchasers. By executing this Purchase Agreement, each Purchaser hereby jointly and severally represents and warrants to the Company as follows:

(a) Organization and Standing. Each Purchaser is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the state of its formation.

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(b) Contributions. Each Purchaser has good and marketable title to the membership or other equity interests of LevelX Capital to be transferred by such Purchaser hereunder, free and clear of any liens, charges, pledges, security interests or other encumbrances, and each Purchaser is free to transfer good and marketable title to all the said membership or other equity interests to the Company pursuant to the LevelX Capital Contribution. All of the issued and outstanding membership or other equity interests of LevelX Capital to be transferred by such Purchaser hereunder are owned of record by such Purchaser and included in the LevelX Capital Contribution. There are no existing options, restricted share units, share appreciation rights, performance shares, “phantom” shares, warrants, calls, rights or contracts to which LevelX Capital is a party requiring, and there are no securities of LevelX Capital outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity interests of LevelX Capital or other securities convertible into, exchangeable or evidencing the right to subscribe for or purchase equity interests of LevelX Capital.

(c) Liabilities. The liabilities and obligations of LevelX Capital as of immediately following the Closing do not include any indebtedness for borrowed money, liabilities or obligations unrelated to the operation of the business of LevelX Capital, or any liabilities or obligations owed to parties that are an officer, director, manager, employee, member, shareholder or otherwise affiliated with or related to LevelX Capital or any Purchaser, and any such indebtedness, liabilities or obligations have been satisfied or assumed by one or more Purchasers prior to the Closing Date.

(d) Authorization; Enforcement. (A) Each Purchaser has all requisite limited liability company or corporate power and authority, as applicable, to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby including completion of the LevelX Capital Contribution in accordance with the terms hereof, and (B) the execution and delivery of this Purchase Agreement by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by such Purchaser’s board of directors, board of managers or managing member, as applicable, and no further consent or authorization is required. This Purchase Agreement has been duly executed and delivered by such Purchaser by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind such Purchaser accordingly.

(e) Validity. This Purchase Agreement has been duly authorized, executed and delivered by each Purchaser and constitutes a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f) LevelX Capital LLC.

(i) LevelX Capital is a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from. LevelX Capital is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the LevelX Capital conducts its activities, or it is otherwise exempt.

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(ii) LevelX Capital has complied, and is now complying, with all statutes, laws, regulations, rules, orders, judgments, decrees, other requirement or rule of law of any governmental or regulatory authority having jurisdiction over or applicable to it or its business, properties and assets, including the net capital requirements, customer protection requirements, and books and records requirements thereof. LevelX Capital is a member in good standing of all domestic or foreign securities, broker-dealer or other financial services industry self-regulatory organization (“SROs”) of which it is required to be a member, and is in compliance in all material respects with all applicable rules and regulations of such SROs. LevelX Capital and each of its associated persons is duly registered, licensed or qualified under, and is in compliance in all material respects with, the applicable laws and regulations of all jurisdictions in which it is required to be so registered, and each such registration, license or qualification is, to each Purchaser’s knowledge, in full force and effect and in good standing. LevelX Capital is a member of the Securities Investor Protection Corporation (“SIPC”). LevelX Capital has paid or has made adequate provision for the payment of all SIPC assessments which are due and payable. There are no outstanding orders from any governmental or regulatory authority and no unsatisfied judgments, penalties or awards against or affecting LevelX Capital or any of its properties or assets. There are no claims, actions, causes of action, demands, lawsuits, arbitration, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (each an “Action”) pending or, to each Purchaser’s knowledge, threatened against or by LevelX Capital affecting any of its business, properties or assets. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action now or in the future.

(iii) LevelX Capital has (i) maintained such registrations, licenses, qualifications, and memberships in good standing and in full force and effect; (ii) as applicable, materially complied with SEC and/or FINRA rules and regulations and the securities laws of any jurisdiction (federal, state or municipal) in which it conducts its business, to the extent such laws, rules and regulations relate to the LevelX Capital; and (iii) not offered or sold any securities in any state or jurisdiction where such securities may not lawfully be offered and/or sold.

(iv) LevelX Capital has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001.

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(v) None of LevelX Capital or any of its directors, officers, employees or “associated persons” (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has been the subject of any disciplinary proceedings or orders of any regulatory agency arising under applicable laws. No such disciplinary proceeding or order is pending or, to each Purchaser’s knowledge, threatened. None of LevelX Capital or any of its directors, officers, employees or “associated persons” has been permanently enjoined by the order of any regulatory agency from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. None of LevelX Capital or any of its directors, officers, employees or associated persons (i) is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act, (ii) is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or (iii) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of LevelX Capital as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no action, suit, proceeding investigation pending, or to each Purchaser’s knowledge, threatened, that is reasonably likely to result in any such person being deemed ineligible as described in clause (i), subject to a “statutory disqualification” as described in clause (ii) or subject to a disqualification as described in clause (iii).

(vi) None of LevelX Capital or any of its directors, officers, employees or associated persons is subject to a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(vii) LevelX Capital has duly adopted written supervisory procedures reasonably required under applicable laws.

(viii) The Purchasers have delivered to the Company a true and complete copy of the LevelX Capital report pursuant to Rule 17a-5(a) under the Exchange Act for the period ended December 31, 2020, which included: (i) computation of net capital; (ii) computation for determination of reserve requirements for broker-dealers; (iii) information relating to possession or control requirements; and (iv) computation for determination of segregation requirements for LevelX Capital all as at December 31, 2019 (the “2019 Annual Audited Report”). In addition, the Purchasers have delivered to the Company a true and complete copy of LevelX Capital’s report pursuant to the SEC’s Rule 17a-5(a) for the quarterly period ended March 31, 2020, June 30, 2020, and September 30, 2020 (the “Interim Focus Report”). The 2019 Annual Audited Report and the Interim Focus Report are fairly stated in all material respects and were prepared in accordance with the applicable rules and regulations of the SEC.

(ix) The FINRA Form U-4s for any registered representatives are accurate, complete and current, and LevelX Capital is not engaged in any dispute with any client that has not been reported on the Form U-4 of a registered representative.

(x) No current or former client of LevelX Capital has filed any claim in arbitration with FINRA or commenced any Action against LevelX Capital, and LevelX Capital has received no formal demand or other notification that, if the claims in such demand or notification were proven, would be a basis for any such claim or Action.

(xi) LevelX Capital is not, at present, nor has it been within the past three (3) years, in violation of the applicable net capital provisions of the Exchange Act, the rules and regulations promulgated thereunder and the rules and regulations of FINRA and the SEC. LevelX Capital is not in violation of the net capital provisions required to be maintained by any state or jurisdiction in which LevelX Capital does business, except as would not reasonably be expected to have a material adverse effect.

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(xii) LevelX Capital maintains all necessary books and records pertaining to its business and operations as are required to be maintained by the Exchange Act, the rules and regulations promulgated thereunder, and any state securities laws or rules or regulations of any state in which LevelX Capital is a registered broker-dealer.

(xiii) As of the date hereof there are no fees or assessments owed to FINRA or SIPC by LevelX Capital.

(g) Investment Representations. Each Purchaser understands that the Securities have not been registered under the Securities Act. Each Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended (the “Securities Act”) based in part upon each Purchaser’s representations contained in this Purchase Agreement.

(h) Purchasers Bears Economic Risk. Each Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Each Purchaser must bear the economic risk of its investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such Purchaser is able to bear the economic risk of losing such Purchaser’s entire investment in the Securities. Each Purchaser understands that the Company has no present intention of registering the Securities or its Interests; provided, however, that the Conversion Shares are subject to registration pursuant to the Registration Rights Agreement. Each Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times such Purchaser might propose. Each Purchaser also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities, including, but not limited to, those described on Appendix A hereto.

(i) Acquisition for Own Account. Each Purchaser is acquiring the Securities for such Purchaser’s own account for investment only and not with a view towards their distribution.

(j) Each Purchaser Can Protect Its Interest. Each Purchaser represents that by reason of its or its management’s business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Purchase Agreement and other agreements required hereunder. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Purchase Agreement.

(k) Accredited Investor. Each Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

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(l) Company Information. Each Purchaser has received and read a summary of the Company’s business and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Each Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

(m) Domicile. Each Purchaser maintains such Purchaser’s domicile (and is not a transient or temporary resident) at the address set forth on Schedule A.

(n) Bad Actor. None of the Purchasers, nor any “Covered Person” related to the Purchasers, is a “Bad Actor” under Rule 506(d) of Regulation D of the Rules and Regulations promulgated under the Securities Act.

(o) Rule 144. Each Purchaser acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Purchaser has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of interests purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of interests being sold during any three month period not exceeding specified limitations.

(p) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement or related documents based on any arrangement or agreement binding upon any Purchaser. The undersigned Purchasers will, jointly and severally, indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim caused by or resulting from any action or omission by the Purchasers in violation of this Section 5(p).

6. Covenants.

(a) Regulatory Consents, Authorizations, Etc.

(i) Each Purchaser will use its commercially reasonable efforts to obtain all consents, authorizations, orders and approvals of, and to make all filings and registrations with, FINRA or other SROs that are required for or in connection with the consummation by it of the transactions contemplated hereby. Without limitation on the foregoing, immediately following the execution of this Purchase Agreement, the Purchasers will cause LevelX Capital to prepare and file a Form CMA with FINRA indicating the change in ownership of LevelX Capital.

(ii) The Company shall provide all necessary cooperation and documentation to assist the Purchasers and LevelX Capital with respect to the foregoing. The costs and expenses of the FINRA filing, including attorneys’ fees shall be borne by the Purchasers.

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(b) Conduct of Business.

(i) From and after the date of this Purchase Agreement and through the Closing Date, the Purchasers shall, except as expressly contemplated by this Purchase Agreement or as required by applicable law (A) conduct the business of LevelX Capital in the ordinary course of business consistent with past practice and in compliance in all material respects with the Securities Act, the Exchange Act and SRO rules and regulations, and, to the extent consistent therewith, (B) use its best efforts to preserve substantially intact LevelX Capital’s business organization, to keep available the services of LevelX Capital’s current officers and employees, to preserve LevelX Capital’s present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it; and (C) confer with the Company to keep the Company informed with respect to the operational matters and to report the general status of the ongoing operations of the business.

(ii) Without limiting the generality of Section 6(b)(i), between the date of this Purchase Agreement and the Closing Date, except as otherwise expressly contemplated by this Purchase Agreement, or as required by applicable law, the Purchasers shall not permit LevelX Capital to, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed, and which consent may be granted by email approval):

(1) amend or propose to amend its organizational documents;

(2) (A) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of its equity securities, or (B) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its equity securities;

(3) issue, sell, pledge, dispose of or encumber any of its equity securities;

(4) (A) increase the compensation payable or that could become payable to directors, officers or employees, (B) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, or (C) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any employee plans or any plan, agreement, program, policy, trust, fund or other arrangement, or make any contribution to any employee plan, other than contributions required by law or the terms of such employee plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(5) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances or capital contributions to or investments in any person;

(6) (A) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any subsidiary, provided that the foregoing shall not prohibit transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (B) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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(7) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person;

(8) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), any material contract; or

(9) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance.

(c) From and after the date of this Purchase Agreement and through the Closing Date, the Purchasers shall cause LevelX Capital to maintain its (i) registration as a registered “broker-dealer” under the Exchange Act and under the laws of each state in which it is registered as a broker-dealer, and (ii) membership in FINRA and each other SRO in good standing and necessary for the operation of its business.

(d) From and after the date of this Purchase Agreement and through the Closing Date, the Purchasers shall cause LevelX Capital to: (i) share with the Company the content of all written and verbal communications with FINRA relative to the Form CMA, including all correspondence and notes of conversations, (ii) take all action to maintain all rights, privileges, broker-dealer licenses and memberships, broker-dealer registrations necessary or desirable in the normal conduct of its business, (iii) comply with all rules and regulations of the SEC and FINRA applicable to it (including such rules and regulations dealing with net capital requirements) and, to the extent applicable, all similar, equivalent or comparable state or foreign statutes, rules, regulations and other regulatory requirements, including all state “blue-sky” laws, (iv) deliver to the Company a copy of each focus report filed with the SEC, and (v) promptly deliver to the Company copies of each notice or other correspondence received from the SEC, FINRA or other SRO (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding its financial or other operational results.

(e) To the extent that there is any indebtedness, liability or obligation of LevelX Capital as of the date hereof or as of the Closing Date that is (i) not ordinary course operating liabilities of the business of the LevelX Capital, (ii) indebtedness for borrowed money, (iii) liabilities or obligations unrelated to the operation of the business of LevelX Capital or (iv) liabilities or obligations owed to parties that are an officer, director, manager, employee, member, shareholder or otherwise affiliated with or related to LevelX Capital or any Purchaser (collectively, “Excluded Liabilities”), in each case such Excluded Liabilities shall, prior to the Closing Date, be either satisfied or assumed by one or more Purchasers, and each Purchaser shall, jointly and severally, indemnify the Company and Investview for any and all Excluded Liabilities not so satisfied or assumed.

(f) SSA shall, within 30 days from the date hereof, (i) obtain from Apex Clearing Corporation (“Apex”) a joinder to this Purchase Agreement, (ii) obtain Apex’s surrender of its ownership of equity capital of LevelX Capital (if any) to SSA or LevelX Capital or (iii) otherwise resolve issues related to Apex’s ownership of equity capital of LevelX Capital (if any) to the Company’s satisfaction (the “Apex Conditions”). Such 30-day period may be extended by the written consent of the Company in its sole discretion if, in the Company’s judgment, SSA has diligently pursued its obligations under this Section 6(f).

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7. Indemnification. Each Party agrees to indemnify, defend and hold harmless the other Party and its affiliates and its and their respective officers, directors, employees, representatives and agents from any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) based upon or in connection with any action or claim by a third party arising out of this Purchase Agreement caused by or resulting from such indemnifying Party’s actions or omissions. Such indemnifying Party shall solely conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (i) no settlement or compromise shall be entered into or agreed to without the other Party’s prior approval and (ii) the other Party has the right to participate, at its own expense, (which includes hiring of its’ own attorneys and the indemnifying Party and its’ attorneys shall fully cooperate with the indemnified Party and its’ attorneys) in the defense and/or settlement of any such claim or action in order to protect its own interests.

8. Legend. The certificates representing Interests, if any, when issued, shall bear the following legend, together with any legend required by state law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED OPERATING AGREEMENT, AS AMENDED AND/OR RESTATED TO DATE, AND NO TRANSFER OF SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED. COPIES OF SUCH AGREEMENTS MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

9. Governing Law; Jurisdiction. This Purchase Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

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EACH PURCHASER AND THE COMPANY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS PURCHASE AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH PURCHASER AND THE COMPANY ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS PURCHASE AGREEMENT. EACH PURCHASER AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND TO THE ADDRESS SPECIFIED IN SECTION 10 OF THIS PURCHASE AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PURCHASE AGREEMENT. IN THE EVENT OF LITIGATION, THIS PURCHASE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Purchase Agreement shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 10 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and deposit with the courier service with receipt of mailing. All communications shall be sent to the respective Parties at their addresses as follows:

If to Investview, Inc. or

Investview Financial Group Holdings, LLC:

234 Industrial Way West

Suite A202

Eatontown, NJ 07724

Attn: Joseph Cammarata, CEO

Attn: Annette Raynor, COO

With a copy to:

MPower Trading Systems LLC

1645 Kecks Road

Breinigsville, PA 18031

Attn: David B. Rothrock, Chairman

Michael Best & Friedrich, LLP

170 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Kevin Timken

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If to Purchasers, to such address set forth on Schedule A.

or to such other address as may be specified by a Party, by written notice given in accordance with this Section 10.

11. Fees and Expenses. Investview shall bear all legal fees and other out-of-pocket expenses in connection with the Audit and all filings with FINRA required in connection with transaction contemplated hereby. Investview acknowledges it shall make the following payments as reimbursement of such out-of-pocket expenses as follows: all expenses paid by Purchaser or an affiliate thereof that are to be borne by Investview pursuant to the first sentence of this Section 11, to be paid to Purchaser within fifteen (15) days of the Closing or termination of this Purchase Agreement. Other than as set forth in this Section 11, each Party acknowledges, agrees and confirms that each Party shall bear its own legal fees and other out-of-pocket expenses for such Party’s own separate review and negotiation with respect to its rights and obligations with regards to the transactions contemplated hereby.

12. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) None of the provisions of this Purchase Agreement may be waived, modified, amended, deleted, changed or terminated orally or otherwise, except by a writing signed by the Company, Investview and each of the Purchasers.

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(c) In the event any provision of this Purchase Agreement is found to be void, invalid, illegal or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void, invalid, illegal or unenforceable provision were never the subject of this Purchase Agreement.

(d) The invalidity, illegality or unenforceability of one or more of the provisions of this Purchase Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Purchase Agreement in such jurisdiction or the validity, legality or enforceability of this Purchase Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

(e) This Purchase Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

(f) The headings used in this Purchase Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(g) This Purchase Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, with the same effect as if all Parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, email or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Purchase Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties hereto.

(h) No failure or delay by any party in exercising any right, power or privilege under this Purchase Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i) Any provision of this Purchase Agreement which, either by its terms or to give effect to its meaning, must survive, shall survive the cancellation, expiration or termination of this Purchase Agreement.

(j) All the terms and provisions of this Purchase Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective Parties hereto, the successors and permitted assigns of the Purchasers and the successors of the Company, whether so expressed or not. None of the Parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that each Purchaser may, without the prior consent of the Company, assign its rights to any trust or entity owned by such Purchaser and or such Purchaser’s successors and assigns for estate planning purposes. This Purchase Agreement shall not inure to the benefit of or be enforceable by any other third-party person or entity.

(k) At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, and without any additional consideration, the Parties agree to provide further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Purchase Agreement, the intent of the Parties and give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

SSA TECHNOLOGIES LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

INVESTVIEW FINANCIAL GROUP HOLDINGS, LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

INVESTVIEW, INC.

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

[Signature Page to Securities Purchase Agreement]

Schedule A

Purchaser	Ownership Percentage of LevelX Capital	Class B Units
SSA Technologies LLC 109 White Oak Lane Suite 200 Old Bridge, NJ 08857 Attn: Joseph Cammarata, CEO	97%	1,940,000

APPENDIX A

RISK FACTORS

AN INVESTMENT IN THE INTERESTS INVOLVES A HIGH DEGREE OF RISK; EACH OF THE COMPANY AND INVESTVIEW IS A START-UP VENTURE WITH LITTLE OR NO ASSETS, REVENUES OR OPERATIONS; THERE ARE OR MAY BE COMPETITIVE PRODUCTS AND SERVICES IN THE MARKETPLACE FOR EACH OF THE COMPANY’S AND INVESTVIEW’S PRODUCTS AND SERVICES; EACH OF THE COMPANY AND INVESTVIEW MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO REACH ITS GROWTH OBJECTIVES AND/OR MEET ITS EXPENSES AND THE UNITS MAY NEVER HAVE ANY VALUE. AMONG OTHER RISKS, EACH PURCHASER SHOULD CONSIDER THE FOLLOWING, IN ADDITION TO ALL OF THE RISK FACTORS INCLUDED IN INVESTVIEW’S 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2020, AND IN THE 10-QS FOR THE QUARTERS ENDED JUNE 30, 2020, SEPTEMBER 30, 2020, AND DECEMBER 31, 2020:

(a) Development Stage of Company and Investview; Uncertainty of Future Revenues. Each of the Company and Investview is a development stage company and has a limited operating history. As a development stage company, the business of each of the Company and Investview is subject to the problems, expenses, difficulties, complications and delays normally associated with business ventures in the development stage, which historically have a high failure rate, and there can be no assurance that each of the Company and Investview will be viable or profitable in the future. The purchase of the Interests, as any investment in any development stage company, involves a high degree of risk, including, but not limited to, the substantial risk of loss of such Purchaser’s entire investment in each of the Company and Investview.

(b) Lack of Liquidity. A purchase of the Interests should be considered a long-term investment. There is no public market for the Interests, nor is one expected to develop as a result of this Purchase. Each Purchaser must be prepared to hold the Interests indefinitely and should not expect to be able to liquidate this investment even in an emergency or for any other reason.

(c) Unproven Market Acceptance. Although each of the Company and Investview believes there is a need for the products and services proposed to be offered by each of the Company and Investview, its management is unable to guarantee (i) the level of market acceptance the products and services will achieve and (ii) the number of customers willing to pay for each of the Company’s and Investview’s products and services.

(d) Need for Additional Funds; Future Dilution. Each of the Company and Investview may, and will likely, require additional rounds of financing in order to bring the its products and services to market. Each of the Company’s and Investview’s capital requirements will depend upon numerous factors, including the success of their respective development plans, marketing and sales efforts. To the extent that the funds generated by this offering together with existing resources and any future earnings or credit facilities are insufficient to fund the each of the Company’s and Investview’s respective activities, each of the Company and Investview may adversely affect the current members by diluting the their interests in each of the Company and Investview. No assurance can be given that additional financing will be available or that, if available, it will be obtained on terms favorable to each of the Company and Investview. If adequate funds are not available, each of the Company and Investview may have to reduce developing, manufacturing and marketing activities and services, which could have a material adverse effect on the Company’s and/or Investview’s business, or discontinue operations entirely.

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(e) No Distributions. To date, neither the Company nor Investview has made any distributions to its members and no assurance exists or can be given that either the Company or Investview will make any distributions in the foreseeable future. Each of the Company and Investview currently intends to retain future earnings for use in its business and, therefore, does not anticipate making any distributions in the foreseeable future. Future distributions, if any, will depend, among other things, on each of the Company’s and Investview’s respective results of operations, capital requirements and financial condition and on such other factors as the Company’s managers may, in their discretion, consider relevant.

(f) Projections. Any financial projections of the Company or Investview and projections relating to the future market for the Company’s or Investview’s potential products provided to each Purchaser are based upon current assumptions as to future events and conditions which each of the Company and Investview believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The projections have been prepared by the officers respective of the Company and Investview and no independent expert rendered on opinion as to the reasonableness of the projections or the assumption on which they are based. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of each of the Company’s and Investview’s future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

(g) Determination of Purchase Price. There have been no professional opinions concerning the value of a membership interest in each of the Company and Investview, the value of the assets of each of the Company and Investview, the net worth of each of the Company and Investview or the projected financial information of each of the Company and Investview. The purchase price for the Interests and Consideration has been arbitrarily determined by each of the Company and Investview. The purchase price for the Interests is not necessarily indicative of their value. It is entirely possible that the Interests, if transferable, could not be resold for the purchase price, or for any other amount.

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EXHIBIT A

Operating Agreement

(see attached)

EXHIBIT B

Capitalization Table

(see attached)